Exhibit 99.1



                              PEGASYSTEMS, INC.
                                                                   Schedule II
                      Valuation and Qualifying Accounts

                                                Additions
                                                  Charged
                                   Balance at       to
                                    beginning      costs                  Balance at
                                       of           and                     end of
Description                          period      expenses  Deductions       period
- -------------------------------     ----------    --------    ---------   ----------
Year ended December 31, 1995
  Allowance for doubtful
  accounts                          $      0     $793,310     $359,423     433,887
Year ended December 31, 1994
  Allowance for doubtful
  accounts                           340,041            0      340,041           0
Year ended December 31, 1993
  Allowance for doubtful
  accounts                            18,087      325,862        3,908     340,041